Exhibit 99.1

As previously announced, TDS and its subsidiaries will hold a joint teleconference Feb. 4, 2004, at 10:00 a.m. Chicago time. Interested parties may listen to the call live over the Internet by accessing the conference call page of the Investor Relations section in www.teldta.com.

Contact:	Mark A. Steinkrauss, Vice President, Corporate Relations
(312) 592-5384 mark.steinkrauss@teldta.com

Ruth E. Venning, Director, Corporate Relations
(312) 592-5327 ruth.venning@teldta.com

Julie D. Mathews, Manager, Investor Relations
(312) 592-5341 julie.mathews@teldta.com

FOR RELEASE: IMMEDIATE

TDS REPORTS FOURTH QUARTER AND FULL YEAR 2003 RESULTS

Feb. 4, 2004 — Chicago, Illinois – Telephone and Data Systems, Inc. [AMEX:TDS] reported operating revenues of $884.4 million for the fourth quarter of 2003, up 8% from $815.6 million in the comparable period a year ago. Operating income decreased 13% to $55.6 million from $63.5 million in the fourth quarter of 2002. Net income available to common and diluted earnings per share for the quarter were $25.7 million and $.44 respectively, compared to net loss available to common and diluted loss per share of $29.6 million and $.50 respectively, in the fourth quarter of 2002. In the fourth quarter of 2002, the company recorded a pre-tax writedown of $41.8 million ($37.3 million net of income taxes of $1.6 million and minority interest of $2.9 million) on the value of certain investments.

For the year, operating revenues were $3.42 billion, up 15% from $2.99 billion in 2002. Operating income decreased 18% to $315.5 million from $386.4 million for the year. Net income available to common and diluted earnings per share for the year were $61.1 million and $1.05 respectively, compared to a net loss available to common and diluted loss per share of $984.8 million and $16.79 respectively, in the year 2002. In 2003, the company recorded a diluted loss per share of $.03 for discontinued operations relating to certain liabilities associated with the merger in 2000 of Aerial Communications, Inc. with VoiceStream Wireless Corporation. In addition, the company recorded a 2003 diluted loss per share of $.20 for the cumulative effect of an accounting change related to Statement of Financial Accounting Standards (SFAS) No. 143. In 2002, the company recorded a pre-tax writedown of $1,888.4 million ($1,135.3 million net of income taxes of $720.5 million and minority interest of $32.7 million) on the value of certain investments. In addition, the company recorded in 2002 a $.06 gain per diluted share related to the cumulative effect of an accounting change related to Staff Accounting Bulletin (“SAB”) No. 101.

Fourth Quarter Events

  U.S. Cellular recorded a “Loss on Assets Held for Sale” of $22.3 million ($8.2 million net of income taxes of $12.4 million and minority interest of $1.7 million) principally relating to the difference between the book value and the expected proceeds of the South Texas markets to be sold.

  TDS Telecom recorded $7.7 million in operating expenses related to an employee retirement incentive plan for employees eligible for retirement. As of Dec. 31, 2003, 122 employees, or 3.5% of TDS Telecom employees, elected to participate.

  TDS Telecom recorded a “Loss on Assets Disposal” of $4.9 million ($3 million net of income taxes of $1.9 million) principally related to expansion properties that were determined to be impaired. The expenses were related to building leasehold improvements and lease obligations.

President’s Comments

“This quarter marked a solid finish to a very successful year for TDS. Our businesses grew revenues nearly 15% for the year; they executed well on their strategies; and they improved their competitive positioning. Both businesses also introduced a number of new services, including data services at U.S. Cellular, while continuing to deliver high levels of customer service,” said LeRoy T. Carlson, Jr., president and chief executive officer.

“At U.S. Cellular, net customer additions (net adds) totaled 141,000 and total revenues increased 10% in the quarter. Operating profitability improved year over year as well. Postpay churn was a dramatically low 1.4% in the quarter. These strong results were accomplished in nearly all markets, despite continued competition heightened somewhat by the availability of wireless local number portability.

“TDS Telecom’s ILEC wireline business grew its revenues 3% in the quarter. Strong sales of DSL and long distance contributed to revenue growth and offset the effects of a small decline in physical access lines and access revenue pressures. TDS Telecom’s CLEC operations grew revenues 8% while reducing operating expense other than depreciation and amortization, by more than 16%. TDS Telecom’s total wireline operations now serve nearly 1.1 million access line equivalents. Further growth is anticipated for 2004 driven primarily by the CLEC operations,” Carlson said.

Financial Initiatives
During the fourth quarter, TDS repurchased 582,000 shares of stock at an average price of $61.59 for $35.8 million. For the full year, TDS repurchased 1,960,900 shares at an average price of $47.10 for $92.4 million.

“2003 was a year of several financial accomplishments for our companies. First, we made significant progress on our stock repurchase program and, as long as market conditions warrant, we plan to continue stock repurchases in 2004,” said Sandra L. Helton, executive vice president and chief financial officer.

“Second, the company reduced debt in 2003 by redeeming $71 million of medium-term notes and $300 million of its Trust Originated Preferred Securities,” Helton said. “This is in line with our commitment at TDS to maintain a strong balance sheet and our investment-grade credit ratings.

“And finally, U.S. Cellular successfully completed a $444 million senior note offering in December at attractive rates. Proceeds were used to repay short-term debt. In addition, U.S. Cellular improved its liquidity by amending and extending its existing revolver credit facilities to provide up to $700 million.”

2

SFAS No. 143
U.S. Cellular adopted Statement of Financial Accounting Standards (“SFAS”) No. 143, “Accounting for Asset Retirement Obligations,” effective Jan. 1, 2003. An asset retirement obligation is the cost of closing facilities and removing assets, or performing other remediation to a property as required by contractual agreement. This accounting principle requires entities to record the estimated fair value of a legal liability for an asset retirement obligation in the period it is incurred. Adoption of this standard in the first quarter of 2003 required U.S. Cellular to recognize estimated liabilities related to the future remediation of certain leased properties.

During the fourth quarter of 2003, U.S. Cellular revised the probability that leased cell sites would require remediation and determined that an additional remediation liability was required. As a result of this change, TDS has restated its first-quarter 2003 financial statements to reflect a liability for future remediation of $54.4 million and a charge of $11.8 million, net of taxes and minority interest, as a cumulative effect of an accounting change. This cumulative effect reflects amounts that would have been charged to expense in prior years had SFAS No. 143 been effective for periods prior to Jan. 1, 2003. This change also required additional charges to income for depreciation and non-cash accretion expense in each of the first three quarters of 2003. A summary of these changes is included on page 12. The company will amend and re-file its Forms 10-Q for the quarters ended March 31, June 30 and Sept. 30, 2003 to reflect these changes.

As previously announced, TDS and its subsidiaries will hold a joint teleconference Feb. 4, 2004, at 10:00 a.m. Chicago time. Interested parties may listen to the call live over the Internet at: http://www.firstcallevents.com/service/ajwz396907186gf12.html or connect by telephone at 888/245-6674 pass code 4998907. The conference call will be archived on the conference call section of our web site at www.teldta.com. Certain financial and statistical information contained in the conference call presentation will be posted to the web site, together with reconciliations of GAAP to any non-GAAP information to be disclosed, prior to the commencement of the call. Investors may access this additional information on the conference call page of the Investor Relations section of the TDS web site.

TDS, a FORTUNE 500 company, is a diversified telecommunications corporation founded in 1969. Through its strategic business units, U.S. Cellular and TDS Telecom, TDS operates primarily by providing wireless and local telephone service. TDS builds value for its shareholders by providing excellent communications services in growing, closely related segments of the telecommunications industry. As of Dec. 30, 2003 the company employed approximately 10,900 people and served approximately 5.5 million customers/units in 36 states.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates and expectations. These statements are based on current estimates and projections, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: changes in circumstances or events that may affect the ability of USM to start up the operations of the licensed areas involved in the AWE transaction completed in August 2003; the ability of USM to successfully manage and grow the operations of the Chicago MTA; changes in the overall economy; changes in competition in the markets in which TDS and USM operate; advances in telecommunications technology; changes brought about by the implementation of local number portability; changes in the telecommunications regulatory environment; changes in the value of investments, including variable prepaid forward contracts; changes in the capital markets that could adversely impact the availability, cost and terms of financing; an adverse change in the ratings afforded TDS and USM debt securities by nationally accredited ratings organizations; pending and future litigation; acquisitions/divestitures of properties and/or licenses; changes in customer growth rates,

3

average service revenue per unit, churn rates, roaming rates and the mix of products and services offered in TDS and USM markets. Investors are encouraged to consider these and other risks and uncertainties that are discussed in documents filed by TDS with the SEC.

For more information about TDS and its subsidiaries, visit the web sites at:

TDS: http://www.teldta.com	TDS Telecom: http://www.tdstelecom.com
USM: http://www.uscellular.com	TDS Metrocom http://www.tdsmetro.com

4

TELEPHONE AND DATA SYSTEMS, INC. SUMMARY OPERATING DATA

Quarter Ended	12/31/2003	9/30/2003	6/30/2003	3/31/2003	12/31/2002
U.S. Cellular:
Consolidated Markets:
Total population (000s) (1)	46,267	45,817	41,288	41,288	41,048
Customer units	4,409,000	4,268,000	4,343,000	4,240,000	4,103,000
Net customer unit activations	141,000	66,000	103,000	137,000	160,000
Market penetration (1)	9.53%	9.32%	10.52%	10.27%	10.00%
Markets in operation (2)	147	141	150	149	149
Cell sites in service	4,184	4,082	4,106	3,987	3,914
Average monthly revenue per unit (3)	$47.80	$49.05	$47.38	$45.05	$47.91
Retail service revenue per unit (3)	$39.68	$39.57	$38.69	$37.05	$38.69
Inbound roaming revenue per unit (3)	$3.90	$4.65	$4.41	$4.36	$5.37
Long-distance/other revenue per unit (3)	$4.22	$4.83	$4.28	$3.64	$3.85
Minutes of use (MOU) (4)	462	435	424	377	359
Postpay churn rate per month (5)	1.4%	1.6%	1.5%	1.6%	1.8%
Marketing cost per gross
customer unit addition (6)	$384	$405	$378	$358	$369
Construction Expenditures (000s)	$193,413	$135,111	$163,076	$140,926	$281,615

(1)	Market penetration is calculated using 2002 Claritas population estimates for 12/31/03, 9/30/03, 6/30/03 and 3/31/03 and 2001 Claritas estimates for 12/31/02. "Total population" represents the total incremental population of each of U.S. Cellular's consolidated markets, regardless of whether the market has begun marketing operations. The 12/31/03 and 9/30/03 total population counts exclude the population of the 10 markets transferred to AT&T Wireless Services, Inc. in the August 2003 transaction and include the population of the markets acquired from AT&T Wireless Services, Inc. in that transaction. The population of markets in which U.S. Cellular has deferred the transfer of licenses from AT&T Wireless Services, Inc. are not included in the total population counts for any period.
(2)	Represents only those markets which have begun marketing operations.
(3)	Per unit revenue measurements are derived from Service Revenues as reported in Financial Highlights for each respective quarter as follows:

Service Revenue per Financial Highlights	620,639	628,440	610,109	564,601	575,387
Components:
Retail service revenue during quarter	$515,171	$506,983	$498,176	$464,341	$464,633
Inbound roaming revenue during quarter	50,653	59,638	56,840	54,606	64,533
Long-distance/other revenue during quarter	54,815	61,819	55,093	45,654	46,221
Divided by average customers during quarter (000s)	4,328	4,271	4,292	4,178	4,003
Divided by three months in each quarter	3	3	3	3	3

Retail service revenue per unit	$39.68	$39.57	$38.69	$37.05	$38.69
Inbound roaming revenue per unit	$3.90	$4.65	$4.41	$4.36	$5.37
Long-distance/other revenue per unit	$4.22	$4.83	$4.28	$3.64	$3.85

Average monthly revenue per unit	$47.80	$49.05	$47.38	$45.05	$47.91

(4)	Average monthly local minutes of use per customer (without roaming)
(5)	Postpay churn rate per month is calculated by dividing the average monthly postpay customer disconnects during the quarter by the average postpay customer base for the quarter.
(6)	Due to changes in accounting for agent rebates, for all periods shown this measurement is no longer calculable using information from the financial statements as reported. The numerator of this calculation is derived by adding Marketing and Selling Expenses and Cost of Equipment Sold, then subtracting Equipment Sales Revenues, then adding the amount of agent rebates related to the retention of current customers for each respective quarter. The numerator is then divided by the number of gross customer unit activations for each respective quarter to arrive at marketing cost per gross customer unit addition.

5

TELEPHONE AND DATA SYSTEMS, INC. SUMMARY OPERATING DATA

Quarter Ended	12/31/2003	9/30/2003	6/30/2003	3/31/2003	12/31/2002
TDS Telecom
ILEC:
Access line equivalents (1)	722,200	721,600	718,800	713,800	711,200
Growth in equivalent ILEC access lines
from prior quarter-end:
Acquisitions	—	—	—	—	—
Internal growth	600	2,800	5,000	2,600	(3,200)
Access lines	663,800	668,200	669,600	669,900	672,400
Average monthly revenue
per access line equivalent (2)	$77.89	$76.25	$74.35	$74.68	$76.34
Internet service accounts	112,900	115,600	116,700	118,100	117,600
Digital Subscriber Lines (DSL) customers	23,600	19,300	16,200	12,800	9,100
Long Distance customers	230,500	218,600	211,900	202,100	197,500
Caller I.D. penetration (3)	33.1%	32.4%	31.8%	31.3%	30.9%
Voicemail penetration (3)	13.3%	13.4%	13.3%	13.2%	13.4%
Construction Expenditures (000s)	$35,217	$32,007	$29,288	$15,412	$35,540
CLEC:
Access line equivalents - total CLECs	364,800	346,500	323,600	303,900	291,400
TDS Metrocom	275,000	260,200	242,300	227,500	220,200
USLink	89,800	86,300	81,300	76,400	71,200
Internet service accounts	22,200	23,600	23,900	24,500	24,700
Percent of access lines on-switch:
TDS Metrocom	100.0%	100.0%	100.0%	100.0%	100.0%
U.S. Link	33.1%	28.5%	23.1%	20.7%	20.6%
Digital Subscriber Lines (DSL):
TDS Metrocom	20,100	17,600	14,100	13,100	11,800
Construction Expenditures (000s)	$10,086	$7,999	$5,504	$3,705	$16,216

(1)	Access line equivalents are derived by converting high capacity data lines to the estimated capacity of one switched access line. Basic rate ISDN = 2 DS0s; Primary rate ISDN = 23 DS0s; T1 = 24 DS0s; Trunk Lines = 1; DSLs = 1
(2)	Per access line equivalent revenue measurements are derived from Operating Revenues for each respective quarter as follows:

Local Telephone Operations ("ILEC")	$168,730	$164,650	$159,805	$159,597	$163,254
Competitive Local Exchange Carrier Operations	55,115	53,468	52,479	52,439	51,088
Intercompany eliminations	(1,804)	(707)	(807)	(532)	(651)

TDS Telecom Operating Revenues as reported	$222,041	$217,411	$211,477	$211,504	$213,691

Local Telephone Operations ("ILEC")	$168,730	$164,650	$159,805	$159,597	$163,254
Divided by average ILEC equivalent access lines
during quarter (000s)	722.0	719.8	716.4	712.4	712.8
Divided by three months in each quarter	3	3	3	3	3

Average monthly revenue per ILEC access line equivalent	$77.89	$76.25	$74.35	$74.68	$76.34

(3)	Caller I.D. and Voicemail penetration is the total residential and business one-party customers purchasing the service divided by the total of these lines equipped for the service.

6

TELEPHONE AND DATA SYSTEMS, INC. FINANCIAL HIGHLIGHTS Three Months Ended December 31, (Unaudited, dollars in thousands, except per share amounts)

			Increase (Decrease)

	2003	2002	Amount	Percent

Operating Revenues
U.S. Cellular	$662,388	$601,933	$60,455	10.0%
TDS Telecom	222,041	213,691	8,350	3.9%

	884,429	815,624	68,805	8.4%

Operating Expenses
U.S. Cellular
Expenses excluding Depreciation and Amortization	501,366	465,295	36,071	7.8%
Depreciation, Amortization and Accretion	114,428	99,117	15,311	15.4%
Loss on Assets Held for Sale	22,289	—	22,289	N/M

	638,083	564,412	73,671	13.1%

TDS Telecom
Expenses excluding Depreciation and Amortization	144,914	147,142	(2,228)	(1.5%	)
Depreciation and Amortization	40,937	40,584	353	0.9%
Loss on Asset Disposal	4,914	—	4,914	N/M

	190,765	187,726	3,039	1.6%

Total Operating Expenses	828,848	752,138	76,710	10.2%

Operating Income
U.S. Cellular	24,305	37,521	(13,216)	(35.2%	)
TDS Telecom	31,276	25,965	5,311	20.5%

	55,581	63,486	(7,905)	(12.5%	)

Other Income (Expense)
Interest and Dividend Income	5,095	4,883	212	4.3%
Investment Income	15,243	11,551	3,692	32.0%
(Loss) on Marketable Securities and Other Investments	(1,700)	(41,794)	40,094	N/M
Interest (Expense)	(42,434)	(40,054)	(2,380)	(5.9%	)
Minority Interest in Income of Subsidiary Trust	—	(6,203)	6,203	N/M
Other Income (Expense), Net	2,533	(98)	2,631	N/M

	(21,263)	(71,715)	50,452	N/M

Income (Loss) Before Income Taxes	34,318	(8,229)	42,547	N/M
Income Tax Expense	2,904	11,323	(8,419)	(74.4%	)

Income (Loss) Before Minority Interest	31,414	(19,552)	50,966	N/M
Minority Share of (Income), net of tax	(5,624)	(9,917)	4,293	N/M

Net Income (Loss)	25,790	(29,469)	55,259	N/M
Preferred Dividend Requirement	(104)	(104)	—	N/M

Net Income (Loss) Available to Common	$25,686	$(29,573)	$55,259	N/M

Basic Average Common Shares Outstanding (000s)	57,397	58,676	(1,279)	(2.2%	)
Basic Earnings (Loss) Per Share	$0.45	$(0.50)	$0.95	N/M

Diluted Average Common Shares Outstanding (000s)	57,726	58,676	(950)	(1.6%	)
Diluted Earnings (Loss) Per Share	$0.44	$(0.50)	$0.94	N/M

N/M - Percentage change not meaningful

7

TELEPHONE AND DATA SYSTEMS, INC. FINANCIAL HIGHLIGHTS Year Ended December 31, (Unaudited, dollars in thousands, except per share amounts)

			Increase (Decrease)

	2003	2002	Amount	Percent

Operating Revenues
U.S. Cellular	$2,555,455	$2,184,478	$370,977	17.0%
TDS Telecom	862,433	800,888	61,545	7.7%

	3,417,888	2,985,366	432,522	14.5%

Operating Expenses
U.S. Cellular
Expenses excluding Depreciation and Amortization	1,908,636	1,552,158	356,478	23.0%
Depreciation, Amortization and Accretion	432,333	351,154	81,179	23.1%
Loss on Assets Held for Sale	47,847	—	47,847	N/M

	2,388,816	1,903,312	485,504	25.5%

TDS Telecom
Expenses excluding Depreciation and Amortization	545,215	536,408	8,807	1.6%
Depreciation and Amortization	163,399	159,291	4,108	2.6%
Loss on Asset Disposal	4,914	—	4,914	N/M

	713,528	695,699	17,829	2.6%

Total Operating Expenses	3,102,344	2,599,011	503,333	19.4%

Operating Income
U.S. Cellular	166,639	281,166	(114,527)	(40.7%	)
TDS Telecom	148,905	105,189	43,716	41.6%

	315,544	386,355	(70,811)	(18.3%	)

Other Income (Expense)
Interest and Dividend Income	19,918	57,330	(37,412)	(65.3%	)
Investment Income	53,154	43,675	9,479	21.7%
(Loss) on Marketable Securities and Other Investments	(10,200)	(1,888,391)	1,878,191	N/M
Interest (Expense)	(171,391)	(132,224)	(39,167)	(29.6%	)
Minority Interest in Income of Subsidiary Trust	(16,678)	(24,810)	8,132	N/M
Other Income (Expense), Net	(11,955)	2,396	(14,351)	N/M

	(137,152)	(1,942,024)	1,804,872	N/M

Income (Loss) Before Income Taxes	178,392	(1,555,669)	1,734,061	N/M
Income Tax Expense	79,892	(577,000)	656,892	N/M

Income (Loss) Before Minority Interest	98,500	(978,669)	1,077,169	N/M
Minority Share of (Income), net of tax	(23,612)	(9,068)	(14,544)	N/M

Income (Loss) From Continuing Operations	74,888	(987,737)	1,062,625	N/M
Discontinued Operations, net of taxes	(1,609)	—	(1,609)	N/M

Income (Loss) Before Cumulative Effect of Accounting Change	73,279	(987,737)	1,061,016	N/M
Cumulative Effect of Accounting Change	(11,789)	3,366	(15,155)	N/M

Net Income (Loss)	61,490	(984,371)	1,045,861	N/M
Preferred Dividend Requirement	(417)	(427)	10	N/M

Net Income (Loss) Available to Common	$61,073	$(984,798)	$1,045,871	N/M

Basic Average Common Shares Outstanding (000s)	57,721	58,644	(923)	(1.6%	)
Basic Earnings (Loss) Per Share
Income (Loss) from Continuing Operations	$1.29	$(16.85)	$18.14	N/M
Discontinued Operations	(0.03)	—	(0.03)	N/M
Cumulative Effect of Accounting Change	(0.20)	0.06	(0.26)	N/M

	$1.06	$(16.79)	$17.85	N/M

Diluted Average Common Shares Outstanding (000s)	57,875	58,644	(769)	(1.3%	)
Diluted Earnings (Loss) Per Share
Income (Loss) from Continuing Operations	$1.28	$(16.85)	$18.13	N/M
Discontinued Operations	(0.03)	—	(0.03)	N/M
Cumulative Effect of Accounting Change	(0.20)	0.06	(0.26)	N/M

	$1.05	$(16.79)	$17.84	N/M

N/M - Percentage change not meaningful

8

TELEPHONE AND DATA SYSTEMS, INC. CONSOLIDATED BALANCE SHEET HIGHLIGHTS (Unaudited, dollars in thousands) ASSETS

	December 31, 2003	December 31, 2002

Current Assets
Cash and cash equivalents	$937,651	$1,298,936
Accounts receivable from customers and other	409,671	448,033
Federal Income Tax receivable	—	40,000
Materials and supplies, at average cost, and
other current assets	157,624	161,043

	1,504,946	1,948,012

Investments
Wireless license costs, net	1,052,039	1,038,556
Wireless license rights	42,037	—
Goodwill, net	1,003,124	1,106,451
Intangible Assets	24,448	40,087
Marketable equity securities	2,772,410	1,944,939
Investments in unconsolidated entities	214,885	205,995
Notes Receivable	6,476	7,287
Other investments	15,439	14,914

	5,130,858	4,358,229

Property, Plant and Equipment, net
U.S. Cellular	2,271,254	2,148,432
TDS Telecom	1,079,732	1,047,811

	3,350,986	3,196,243

Other Assets and Deferred Charges
Derivative Asset	—	2,630
Other Assets and Deferred Charges	83,925	96,914

	83,925	99,544

Assets Held for Sale	100,523	—

	$10,171,238	$9,602,028

NOTE: Certain December 31, 2002 amounts have been changed to conform to current period presentation.

9a

TELEPHONE AND DATA SYSTEMS, INC. CONSOLIDATED BALANCE SHEET HIGHLIGHTS (Unaudited, dollars in thousands) LIABILITIES AND STOCKHOLDERS' EQUITY

	December 31, 2003	December 31, 2002

Current Liabilities
Current portion of long-term debt	$23,712	$64,482
Notes payable	—	461,792
Accounts payable	361,010	361,758
Advance billings and customer deposits	108,372	95,922
Accrued interest	31,884	31,751
Accrued taxes	44,889	34,413
Accrued compensation	69,290	58,678
Other current liabilities	57,788	62,184

	696,945	1,170,980

Deferred Liabilities and Credits
Deferred taxes	1,232,153	1,097,791
Derivative Liability	712,252	61,160
Asset Retirement Obligation	124,501	—
Other	119,076	124,545

	2,187,982	1,283,496

Long-term Debt, excluding current portion
Prepaid Forward Contracts	1,672,762	1,656,616
Other Long-term Debt	1,994,913	1,641,624

	3,667,675	3,298,240

Minority Interest	508,190	489,735

Company-Obligated Mandatorily Redeemable Preferred
Securities of Subsidiary Trust Holding Solely
Company Subordinated Debentures	—	300,000

Liabilities Related to Assets Held for Sale	2,427	—

Preferred Shares	3,864	6,954

Common Stockholders' Equity
Common Shares, $.01 par value	563	559
Series A Common Shares, $.01 par value	64	66
Capital in excess of par value	1,843,468	1,832,806
Treasury Shares	(493,714)	(404,169)
Accumulated other comprehensive income	296,820	191,704
Retained earnings	1,456,954	1,431,657

	3,104,155	3,052,623

	$10,171,238	$9,602,028

NOTE: Certain December 31, 2002 amounts have been changed to conform to current period presentation.

9b

BALANCE SHEET HIGHLIGHTS DECEMBER 31, 2003 (Unaudited, dollars in thousands)

	U.S. Cellular	TDS Telecom	TDS Corporate & Other	Intercompany Eliminations	TDS Consolidated

Cash and Cash Equivalents	$9,822	$323,030	$604,799	$—	$937,651
Affiliated Cash Investments	26	502,964	—	(502,990)	—
Notes Receivable--Affiliates	—	—	523,060	(523,060)	—

	$9,848	$825,994	$1,127,859	$(1,026,050)	$937,651

Cellular License, Goodwill and Intangibles, net	$1,663,967	$457,681	$—	$—	$2,121,648
Marketable Equity Securities	260,188	70,609	2,441,613	—	2,772,410
Investment in Unconsolidated Entities	170,569	19,606	33,378	(8,668)	214,885
Notes Receivable	6,476	—	—	—	6,476
Long-term Notes Receivable - Affiliates	—	—	400	(400)	—
Other Investments	—	15,439	—	—	15,439

	$2,101,200	$563,335	$2,475,391	$(9,068)	$5,130,858

Property, Plant and
Equipment, net	$2,271,254	$1,079,732	$—	$—	$3,350,986

Notes Payable:
external	$—	$—	$—	$—	$—
cash management	—	—	502,990	(502,990)	—
intercompany	—	418,060	—	(418,060)	—

	$—	$418,060	$502,990	$(921,050)	$—

Prepaid Forward Contracts	$159,856	$41,182	$1,471,724	$—	$1,672,762

Long-term Debt:
Current Portion	$108,000	$18,474	$2,238	$(105,000)	$23,712
Affiliated	—	400	—	(400)	—
Non-current Portion	984,488	245,550	764,875	—	1,994,913

Total	$1,092,488	$264,424	$767,113	$(105,400)	$2,018,625

Preferred Shares	$—	$—	$3,864	$—	$3,864

Total Outstanding Debt and
Preferred Shares	$1,252,344	$723,666	$2,745,691	$(1,026,450)	$3,695,251

Construction Expenditures:
Quarter Ended 12/31/03	$193,413	$45,303	$726		$239,442
Twelve Months Ended 12/31/03	$632,526	$139,218	$5,223		$776,967

10

TDS Telecom Highlights Three Months Ended December 31 (Unaudited, dollars in thousands)

			Increase (Decrease)

	2003	2002	Amount	Percent

Local Telephone Operations
Operating Revenues
Local Service	$50,389	$48,912	$1,477	3.0%
Network Access and Long-Distance	93,777	89,489	4,288	4.8%
Miscellaneous	24,564	24,853	(289)	(1.2%	)

	168,730	163,254	5,476	3.4%

Operating Expenses
Network Operations	48,123	39,827	8,296	20.8%
Customer Operations	25,740	26,620	(880)	(3.3%	)
Corporate Expenses	22,827	21,591	1,236	5.7%
Depreciation and Amortization	32,237	32,823	(586)	(1.8%	)
Loss on Asset Disposal	351	—	351	N/M

	129,278	120,861	8,417	7.0%

Operating Income	$39,452	$42,393	$(2,941)	(6.9%	)

Competitive Local Exchange Carrier Operations
Revenues	$55,115	$51,088	$4,027	7.9%

Expenses excluding Depreciation and Amortization	50,028	59,755	(9,727)	(16.3%	)
Depreciation and Amortization	8,700	7,761	939	12.1%
Loss on Asset Disposal	4,563	—	4,563	N/M

	63,291	67,516	(4,225)	(6.3%	)

Operating (Loss)	$(8,176)	$(16,428)	$8,252	50.2%

Total TDS Telecom Operating Income	$31,276	$25,965	$5,311	20.5%

TDS Telecom Highlights Year Ended December 31 (Unaudited, dollars in thousands)

			Increase (Decrease)

	2003	2002	Amount	Percent

Local Telephone Operations
Operating Revenues
Local Service	$199,552	$192,511	$7,041	3.7%
Network Access and Long-Distance	362,917	346,597	16,320	4.7%
Miscellaneous	90,313	87,679	2,634	3.0%

	652,782	626,787	25,995	4.1%

Operating Expenses
Network Operations	167,342	142,618	24,724	17.3%
Customer Operations	95,221	94,302	919	1.0%
Corporate Expenses	84,950	91,721	(6,771)	(7.4%	)
Depreciation and Amortization	130,036	130,232	(196)	(0.2%	)
Loss on Asset Disposal	351	—	351	N/M

	477,900	458,873	19,027	4.1%

Operating Income	$174,882	$167,914	$6,968	4.1%

Competitive Local Exchange Carrier Operations
Revenues	$213,501	$176,602	$36,899	20.9%

Expenses excluding Depreciation and Amortization	201,552	210,268	(8,716)	(4.1%	)
Depreciation and Amortization	33,363	29,059	4,304	14.8%
Loss on Asset Disposal	4,563	—	4,563	N/M

	239,478	239,327	151	0.1%

Operating (Loss)	$(25,977)	$(62,725)	$36,748	58.6%

Total TDS Telecom Operating Income	$148,905	$105,189	$43,716	41.6%

N/M - Percentage change not meaningful.

11

TELEPHONE AND DATA SYSTEMS, INC. SUMMARY OF INCOME STATEMENT AND RELATED EFFECTS OF 2003 ACCOUNTING CHANGES

	Three Months Ended March 31, 2003			Three Months Ended June 30, 2003			Three Months Ended September 30, 2003			Nine Months Ended September 30, 2003

	As Reported	Effects of 2003 Accounting Changes	As Adjusted	As Reported	Effects of 2003 Accounting Changes	As Adjusted	As Reported	Effects of 2003 Accounting Changes	As Adjusted	As Reported	Effects of 2003 Accounting Changes	As Adjusted

Operating Expenses (000s)
US Cellular
Depreciation, Amortization and Accretion
Changes related to SFAS 143 - reclassification of
retail/office leases		$(1,321)			$—			$—			$(1,321)
Changes related to SFAS 143 - depreciation for period		349			359			374			1,082
Changes related to SFAS 143 - accretion for period		1,046			1,064			1,096			3,206

Total	$109,503	$74	$109,577	$103,271	$1,423	$104,694	$102,164	$1,470	$103,634	$314,938	$2,967	$317,905

Operating Income (000s)
Changes related to SFAS 143 - reclassification of
retail/office leases		$1,321			$—			$—			$1,321
Changes related to SFAS 143 - depreciation for period		(349)			(359)			(374)			(1,082)
Changes related to SFAS 143 - accretion for period		(1,046)			(1,064)			(1,096)			(3,206)

Total	$33,866	$(74)	$33,792	$93,545	$(1,423)	$92,122	$135,519	$(1,470)	$134,049	$262,930	$(2,967)	$259,963

Income tax expense (benefit) [income taxes related to above
impact on operating income] (000s)	$3,855	$(31)	$3,824	$24,214	$(591)	$23,623	$50,142	$(601)	$49,541	$78,211	$(1,223)	$76,988

Minority share of income [minority partner's share of impact on operating income at US Cellular and minority
shareholder's share of impact on net income
at US Cellular] (000s)	$(188)	$31	$(157)	$(6,466)	$172	$(6,294)	$(11,717)	$180	$(11,537)	$(18,371)	$383	$(17,988)

Income (loss) before cumulative effect of a change in
accounting principle (000s)	$(5,000)	$(12)	$(5,012)	$20,156	$(660)	$19,496	$33,694	$(689)	$33,005	$48,850	$(1,361)	$47,489

Cumulative effect of accounting change (000s)	$—	$(11,789)	$(11,789)	$—	$—	$—	$—	$—	$—	$—	$(11,789)	$(11,789)

Net income (loss) (000s)	$(5,000)	$(11,801)	$(16,801)	$20,156	$(660)	$19,496	$33,694	$(689)	$33,005	$48,850	$(13,150)	$35,700

Basic earnings per share from cumulative effect of a
change in accounting principle	$—	$(0.20)	$(0.20)	$—	$—	$—	$—	$—	$—	$—	$(0.20)	$(0.20)

Basic earnings per share	$(0.09)	$(0.20)	$(0.29)	$0.35	$(0.01)	$0.34	$0.58	$(0.01)	$0.57	$0.84	$(0.23)	$0.61

12